UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                (Amendment No.1)

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 17, 1998


                         NUKO Information Systems, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                    2-31438                 16-096287
(State or other jurisdiction        (Commission            (I.R.S. Employer
of incorporation)                   File Number)          Identification No.)

                                 2391 Qume Drive
                           San Jose, California 95131
          (Address of principal executive offices, including Zip Code)

                                 (408) 526-0288
              (Registrant's telephone number, including area code)

Item 4            Changes in Registrant's Certifying Accountant

(a)      Previous independent accountants

         On March 17, 1998, NUKO Information Systems, Inc. (the "Registrant"), through action of its Board of Directors, accepted the resignation of Coopers & Lybrand L.L.P. ("Coopers") as its independent accountants, effective March 17, 1998. Coopers issued its only report on the financial statements of the Registrant for the year ended December 31, 1996 and, as of the date of its resignation, had not conducted an audit or issued any report on the Registrant's financial statements for the year ended December 31, 1997.

         Cooper's report on the financial statements of the Registrant for the year end December 31, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, other than such report included an emphasis paragraph concerning the Registrant's ability to continue as a going concern as a result of recurring losses from operations.

         In connection with the audit for the year ended December 31, 1996, and through March 17, 1998, the Registrant has had no disagreements with Coopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Coopers would have caused it to make reference thereto in its report on the consolidated financial statements for such year other than as follows:

         In connection with the preparation of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, Coopers had disagreements with management regarding application of the Registrant's revenue recognition policy to certain transactions. The disagreements were resolved and a substantial portion of the Registrant's revenue and the associated gross margin recorded for such period was reversed prior to the filing of the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997. The Audit Committee and Board of Directors were advised of the disagreements.

         The Registrant has authorized Coopers to respond fully to the inquiries of the successor accountant, once appointed, concerning these issues.

         There is no information or event required to be reported pursuant to Subsection (a)(1)(v) of Item 304 of Regulation S-K, except for certain weaknesses in the Registrant's internal controls as to which Coopers advised the Registrant in a management letter dated April 14, 1997 (the "Management Letter") relating to its audit of the Registrant's December 31, 1996 financial statements. Certain of the issues raised in the Management Letter may be deemed to be "reportable events," as that term is defined in Item 304(a)(1)(v) of Regulation S-K, as follows:

         The Management Letter stated Coopers' belief that the Registrant's basic accounting software was not sufficient for a fast growing public company and that other accounting systems, such as a perpetual inventory system, a fixed assets subledger and an options tracking system, were lacking. The Management Letter also addressed certain weaknesses in the Registrant's internal controls, including (i) insufficient procedures and policies to ensure cut-off of transactions at each period end; and (ii) lack of a reliable mechanism for ensuring that all revenue generating transactions are invoiced on a timely basis. The Management Letter also addressed Coopers' position that the Registrant's inventory valuation methodology could understate the inventory balance and recommended implementing a standard cost valuation method and that due to the lack of an appropriate inventory system, the Registrant was unable to accurately evaluate the level of excess or obsolete inventory on hand.

         The Registrant provided Coopers with a copy of this Current Report on Form 8-K (the "Current Report") and requested that Coopers furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether Coopers agrees with the statements made by the Registrant hereinabove and, if not, stating the respects in which it does not agree. A copy of the letter of Coopers will be filed as Exhibit 16.1 on an amended Current Report.

(b)      New independent accountants

         The Registrant has not yet engaged new independent accountants to audit its financial statements for the year ended December 31, 1997.

Item 7.  Financial Statements and Exhibits

Exhibit 16.1 Letter from Coopers & Lybrand L.L.P. to the Securities and Exchange Commission (filed herewith).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:    April 7, 1998

                                     NUKO INFORMATION SYSTEMS, INC.
                                                        (Registrant)


                                     By:      /s/ Pratap Kesav Kondamoori
                                        ---------------------------------------
                                          President and Chief Executive Officer

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